Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-189721) on Form S-8 of our report dated February 20, 2020, with respect to the consolidated financial statements, before the effects of the adjustments for the correction of the errors and retrospective adjustments as described in Note 1, of Fresenius Medical Care AG & Co. KGaA and subsidiaries.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

February 22, 2022